EXHIBIT 23.1



             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Southwest Airlines Co. 2003 Non-Qualified Stock Option Plan of our report dated January 21, 2004, with respect to the consolidated financial statements of Southwest Airlines Co. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                             /s/     ERNST & YOUNG, LLP



Dallas, Texas
July 27, 2004